UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: November 16, 2018
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On November 16, 2018, QEP Resources, Inc. (the "Company"), through its wholly owned subsidiaries, QEP Energy Company, QEP Marketing Company, and QEP Oil & Gas Company (collectively, "Seller"), entered into a purchase and sale agreement (the "Purchase Agreement", and such sale transaction, the "Haynesville Divestiture") with Aethon III BR LLC ("Buyer"). The Purchase Agreement provides for the sale of natural gas and oil producing properties, undeveloped acreage and associated gas gathering and treating systems in the Haynesville/Cotton Valley located in Louisiana for an aggregate purchase price of $735.0 million, subject to purchase price adjustments, including adjustments for certain title and environmental defects asserted prior to the closing.

The Purchase Agreement provides that within two Business Days after the execution of the Purchase Agreement, the Buyer will deposit approximately $36.8 million (the "Escrow Amount") into an escrow account as a deposit to be applied against the purchase price at closing. The Haynesville Divestiture has an effective date of July 1, 2018. The Company and Seller expect to close the Haynesville Divestiture in the first quarter of 2019, subject to due diligence and the satisfaction of closing conditions.

Conditions to the Closing of the Haynesville Divestiture and Termination Rights

Before the closing of the Haynesville Divestiture, Buyer intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects, preferential purchase rights and certain consents. Except for its termination right, its remedy for a breach of Seller's special warranty of title and its remedy for a breach by Seller of certain limited representations, indemnifications and interim period covenants, Buyer’s exclusive remedy for title matters and environmental matters will be handled through a title or environmental defect mechanism.

Each party's separate obligation to consummate the Haynesville Divestiture is conditioned upon, among other things, (i) confirmation of the counterparty's representations and warranties as of the closing, (ii) the counterparty's performance, in all material respects, of all covenants, (iii) the absence of material legal matters prohibiting the Haynesville Divestiture, (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (v) delivery by the counterparty of a closing certificate, (vi) the counterparty being ready to deliver the closing deliverables, and (vii) the granting of the waivers by the Federal Energy Regulatory Commission (the "FERC") to facilitate the transfer of the firm transportation agreements from Seller to Buyer.

If the Purchase Agreement is terminated by Seller as a result of Buyer’s failure to consummate the Haynesville Divestiture at a time when Buyer’s conditions to closing have been satisfied, then, Seller will be entitled to receive the Escrow Amount and escrow earnings as liquidated damages. If the Purchase Agreement is terminated by Buyer as a result of Seller's failure to consummate the Haynesville Divestiture at a time when Seller’s conditions to closing have been satisfied, Buyer will be entitled to (i) receive the Escrow Amount and escrow earnings and seek to recover actual, direct damages up to but not exceeding the aggregate amount of the Escrow Amount and the escrow earnings, or (ii) seek specific performance of Seller to consummate the Haynesville Divestiture.

Others Terms of the Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of Seller to conduct its business in all material respects in the usual, regular and ordinary manner consistent with its past practices and to refrain from taking certain specified actions, in each case with respect to the Haynesville Assets, without the consent of Buyer.

As part of the Haynesville Divestiture, Buyer has agreed to assume all firm gas transportation agreements related to the Haynesville Assets.  In addition, Seller will novate natural gas derivative contracts covering approximately 40 BCF of gas for the last 11 months of 2019 to Buyer.

The foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On November 19, 2018, the Company issued a press release announcing the Haynesville Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being "furnished" pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act. Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding the timing of the closing of the Haynesville Divestiture. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: (i) the occurrence of any event, change or other circumstance that could delay the transaction or give rise to the termination of the agreement related thereto; (ii) the outcome of any legal proceedings that may be instituted against the Company following announcement of the transaction; (iii) the inability to complete the transaction due to the failure to satisfy the conditions to closing in the Purchase Agreement, including obtaining regulatory approval or the FERC waivers; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations as a result of the announcement of the transaction, including the distraction of management and the Company’s employees; (v) changes in applicable laws or regulations; and (vi) the other risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement, dated November 16, 2018, by and among QEP Energy Company, QEP Marketing Company, QEP Oil & Gas Company and Aethon III BR LLC. (filed herewith)
99.1	Press release issued November 19, 2018, by QEP Resources, Inc. (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

November 19, 2018

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer